Exhibit 99.1

Eclipse Resources Corporation Announces Second Quarter 2018 Operational and Financial Results

STATE COLLEGE, PA- August 2, 2018- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) today announced its second quarter 2018 financial and operational results, along with reaffirming guidance for full year 2018. In conjunction with this release, the Company has posted an updated corporate presentation in the Investor Center section of its website at www.eclipseresources.com.

Second Quarter 2018 Highlights:

•	Average net daily production was 305.5 MMcfe per day, consisting of 72% natural gas and 28% liquids.
•

Realized an average natural gas price, before the impact of cash settled derivatives and firm transportation expenses, of $2.72 per Mcf, a $0.08 per Mcf discount to the average monthly NYMEX settled natural gas price during the quarter.

•	Realized an average oil price, before the impact of cash settled derivatives, of $61.64 per barrel, a $6.43 per barrel discount to the average daily NYMEX WTI oil price during the quarter.
•

Realized an average natural gas liquids (“NGL”) price, before the impact of cash settled derivatives, of $22.99 per barrel, or approximately 34% of the average daily NYMEX WTI oil price during the quarter.

•

Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.47 per Mcfe, including $0.41 per Mcfe in firm transportation expenses.

•	Net loss for the second quarter of 2018 was ($19.0) million and Adjusted EBITDAX[1] for the second quarter of 2018 was $51.1 million.
[1]	Non-GAAP measure. See reconciliation for details

Benjamin W. Hulburt, Chairman, President and CEO, commented on the Company’s second quarter 2018 results, “This was another solid earnings report with our continued focus on execution, innovation and efficiency, which resulted in the Company delivering what we believe to be another tremendous quarter with cash flows above expectations, capital expenditures below expectations, production above the top end of our guidance range, operating expenses below the low end of our guidance and continued strong well performance in both the dry gas and condensate areas of our acreage.

We have continued our relentless pursuit for industry leading innovation, and have set a new internal record for production on our recent Rolland C 5H “super-lateral”, which we drilled to a total measured depth of 26,027 feet with a 15,285 foot completable lateral in our Utica Dry Gas area. This well was initially turned to sales late in the second quarter of 2018 and flowed at a target rate of approximately 40 Mmcf per day before recently being shut in for offset operator activity.  In addition, we continue to be excited with the potential for our Flat Castle acreage in north central Pennsylvania and are currently in the final stages of completion operations on our first operated well, the Painter 2H, which we intend to place into sales during the third quarter of 2018.

For the second quarter of 2018, the Company was able to achieve revenue of $103.6 million, a 20% increase over the second quarter of 2017, while also posting a 29% increase in adjusted EBITDAX1 over the second quarter of 2017, which came in at $51.1 million. We continued to capitalize on our industry leading well costs and operational capabilities, while our per unit cash production costs of $1.47 were better than our second quarter 2018 guidance.  From a capital spending perspective, the Company is continuing to manage its plan consistent with the revised $250 million guidance that was previously provided and we believe that our proven operational performance, continued gain in efficiency and financial flexibility leave us well positioned to deliver upon the full year 2018 production guidance that we have issued.

Our strategic and financial review process continues.  As we have previously discussed, there is no timetable for the completion of the strategic review process nor any assurance that the review process will result in a transaction or other strategic alternative. The Company will provide further information when and if disclosure is appropriate or required.”

[1]	Non-GAAP measure. See reconciliation for details

Operational Discussion

The Company’s production for the three and six months ended June 30, 2018 and 2017 is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Production:
Natural gas (MMcf)	19,985.4	20,127.8	40,328.7	39,509.4
NGLs (Mbbls)	813.6	662.1	1,586.2	1,327.1
Oil (Mbbls)	489.1	347.8	1,054.6	801.9
Total (MMcfe)	27,801.6	26,187.2	56,173.5	52,283.4

Average daily production volume:
Natural gas (Mcf/d)	219,620	221,185	222,810	218,284
NGLs (Bbls/d)	8,941	7,276	8,764	7,332
Oil (Bbls/d)	5,375	3,822	5,827	4,430
Total (MMcfe/d)	305.5	287.8	310.4	288.9

Market Conditions

Prices for various quantities of natural gas, NGLs and oil that we produce significantly impact our revenues and cash flows. Prices for commodities, such as hydrocarbons, are inherently volatile. The following table lists average daily, high, low and average monthly settled NYMEX Henry Hub prices for natural gas and average daily, high and low NYMEX WTI prices for oil for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
NYMEX Henry Hub High ($/MMBtu)	$3.08	$3.27	$6.24	$3.71
NYMEX Henry Hub Low ($/MMBtu)	2.74	2.85	2.49	2.44
Average Daily NYMEX Henry Hub ($/MMBtu)	2.85	3.08	2.96	3.05
Average Monthly Settled NYMEX Henry Hub ($/MMBtu)	2.80	3.18	2.90	3.25

NYMEX WTI High ($/Bbl)	$77.41	$53.38	$77.41	$54.48
NYMEX WTI Low ($/Bbl)	62.03	42.48	59.20	42.48
Average Daily NYMEX WTI ($/Bbl)	68.07	48.10	65.55	49.85

Financial Discussion

Revenue for the three months ended June 30, 2018 totaled $103.6 million, compared to $86.2 million for the three months ended June 30, 2017.  Adjusted Revenue2, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue, totaled $100.8 million for the three months ended June 30, 2018 compared to $83.6 million for the three months ended June 30, 2017.  Net Loss for the three months ended June 30, 2018 was ($19.0) million, or ($0.06) per share, compared to Net Income of $11.5 million, or $0.04 per share, for the three months ended June 30, 2017. Adjusted Net Income2 (Loss) for the three months ended June 30, 2018 was $2.5 million, or $0.01 per share, compared to $(2.8) million, or $(0.01) per share, for the three months ended June 30, 2017. Adjusted EBITDAX2 was $51.1 million for the three months ended June 30, 2018 compared to $39.6 million for the three months ended June 30, 2017.

[2]

Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

Average realized price calculations for the three and six months ended June 30, 2018 and 2017 are set forth in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.72	$2.98	$2.80	$3.07
NGLs ($/Bbl)	22.99	16.84	24.24	21.26
Oil ($/Bbl)	61.64	43.57	58.89	45.02
Total average prices ($/Mcfe)	3.71	3.29	3.80	3.55

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$2.84	$2.86	$2.94	$2.94
NGLs ($/Bbl)	22.99	16.38	23.64	20.23
Oil ($/Bbl)	51.94	43.57	52.12	45.11
Total average prices ($/Mcfe)	3.62	3.19	3.76	3.42

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$2.16	$2.52	$2.33	$2.56
NGLs ($/Bbl)	22.99	16.84	24.24	21.26
Oil ($/Bbl)	61.64	43.57	58.89	45.02
Total average prices ($/Mcfe)	3.31	2.94	3.46	3.16

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.27	$2.41	$2.47	$2.43
NGLs ($/Bbl)	22.99	16.38	23.64	20.23
Oil ($/Bbl)	51.94	43.57	52.12	45.11
Total average prices ($/Mcfe)	3.22	2.84	3.42	3.04

Per unit cash production costs, which include $0.41 per Mcfe of firm transportation expense, were $1.47 per Mcfe for the second quarter of 2018 and increased by 8% compared to the second quarter of 2017.  The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below.

General and administrative expense was $10.7 million for each of the three months ended June 30, 2018 and 2017 and is shown in the table below. Cash general and administrative expense3, which exclude stock-based compensation expense, were $8.7 million and $8.4 million for the three months ended June 30, 2018 and 2017 respectively. General and administrative expense per Mcfe was $0.38 in the three months ended June 30, 2018 compared to $0.41 in the three months ended June 30, 2017. Cash general and administrative expense3 per Mcfe was $0.31 in the three months ended June 30, 2018 compared to $0.32 in the three months ended June 30, 2017.

3Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found at the end of the financial statements included in this press release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating expenses (in thousands):
Lease operating	$7,324	$4,568	$16,714	$6,911
Transportation, gathering and compression	31,371	28,969	59,060	61,846
Production and ad valorem taxes	2,178	2,033	4,623	3,964
Depreciation, depletion and amortization	32,760	25,152	63,916	51,341
General and administrative	10,697	10,730	20,454	20,862
Operating expenses per Mcfe:
Lease operating	$0.26	$0.17	$0.30	$0.13
Transportation, gathering and compression	1.13	1.11	1.06	1.19
Production and ad valorem taxes	0.08	0.08	0.08	0.08
Depreciation, depletion and amortization	1.18	0.96	1.14	0.98
General and administrative	0.38	0.41	0.36	0.40

Capital Expenditures

Second quarter 2018 capital expenditures were $69.3 million, including $65.6 million for drilling and completions, $5.2 million for midstream expenditures, $(1.9) million for land-related expenditures (which include proceeds associated with the sale of acreage), and $0.4 million for corporate-related expenditures.

During the second quarter of 2018, the Company commenced drilling 6 gross (2.2 net) operated Utica Shale wells, commenced completions of 9 gross (4.2 net) operated wells and turned to sales 9 gross (6.2 net) operated wells.

Financial Position and Liquidity

As of June 30, 2018, the Company’s liquidity was $143.4 million, consisting of $12.0 million in cash and cash equivalents and $131.4 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $33.6 million and $60 million in outstanding borrowings).

Matthew R. DeNezza, Executive Vice President and Chief Financial Officer, commented, “We are again pleased with the level of EBITDAX generated in the second quarter and continue to anticipate strong cash flow growth in the full year 2018. From a pricing perspective, the gas marketing team was able to capture a strong differential through the optimization of our natural gas, while continuing to assume an increase during the second half of 2018 in our operating expenses associated with the Company’s Rover pipeline capacity being fully utilized.  As a means of providing additional certainty of cash flows, the majority of our estimated 2018 natural gas production is hedged with an average floor price of $2.93 per MMbtu.”

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of June 30, 2018:

Natural Gas Derivatives

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	30,000	July 2018 – March 2019	$2.90
	20,000	July 2018 – December 2018	$2.80
	20,000	July 2018 – September 2018	$2.81
	40,000	October 2018 – December 2019	$2.80
	50,000	January 2019 – December 2019	$2.87
Natural Gas Three-way Collars:
Floor purchase price (put)	30,000	July 2018 – March 2019	$3.00
Ceiling sold price (call)	30,000	July 2018 – March 2019	$3.40
Floor sold price (put)	30,000	July 2018 – March 2019	$2.50
Floor purchase price (put)	40,000	July 2018 – December 2018	$3.11
Floor purchase price (put)	60,000	July 2018 – December 2018	$2.80
Ceiling sold price (call)	100,000	July 2018 – December 2018	$3.36
Floor sold price (put)	100,000	July 2018 – December 2018	$2.50
Floor purchase price (put)	20,000	October 2018 – December 2019	$2.75
Ceiling sold price (call)	20,000	October 2018 – December 2019	$3.10
Floor sold price (put)	20,000	October 2018 – December 2019	$2.30
Floor purchase price (put)	57,500	January 2019 – December 2019	$2.72
Ceiling sold price (call)	57,500	January 2019 – December 2019	$3.02
Floor sold price (put)	57,500	January 2019 – December 2019	$2.30
Natural Gas Call/Put Options:
Call sold	40,000	July 2018 – December 2018	$3.75
Call sold	30,000	January 2019 – March 2019	$3.50
Call sold	30,000	April 2019 – December 2019	$3.00
Call sold	10,000	January 2019 – December 2019	$4.75
Basis Swaps:
Appalachia - Dominion	12,500	April 2019 – October 2019	$(0.52)
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	January 2020 – December 2020	$(0.59)

Oil Derivatives

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,000	July 2018 – March 2019	$61.00
Oil Three-way Collars:
Floor purchase price (put)	4,000	July 2018 – December 2018	$45.00
Ceiling sold price (call)	4,000	July 2018 – December 2018	$53.47
Floor sold price (put)	4,000	July 2018 – December 2018	$35.00
Floor purchase price (put)	2,000	January 2019 – December 2019	$50.00
Ceiling sold price (call)	2,000	January 2019 – December 2019	$60.56
Floor sold price (put)	2,000	January 2019 – December 2019	$40.00

Guidance

The Company has also reaffirmed full year 2018 guidance as set forth in the table below:

FY 2018
Production MMcfe/d	325 - 335
% Gas	72% - 75%
% NGL	13% - 17%
% Oil	10% - 13%
Gas Price Differential ($/Mcf)[1,2]	$(0.25) - $(0.35)
Oil Differential ($/Bbl)[1]	$(6.25) - $(7.25)
NGL Prices (% of WTI)[1]	30% - 35%
Cash Production Costs ($/Mcfe)[3]	$1.55 - $1.60
Cash G&A ($mm)[4]	$35 - $37
CAPEX ($mm)	~$250

1	Excludes impact of hedges
2	Excludes the cost of firm transportation
3	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
4	Non-GAAP measure which excludes non-cash compensation, see reconciliation to the most comparable GAAP measure at the end of the financial statements included in this press release

Conference Call

A conference call to review the Company’s financial and operational results is scheduled for Friday, August 3, 2018 at 10:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Eclipse Resources Second Quarter Earnings Call.  A replay of the call will be available through October 3, 2018.  To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13681846.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.eclipseresources.com.  The webcast will be archived for replay on the Company’s website for six months.

ECLIPSE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,049	$17,224
Accounts receivable	112,166	77,609
Assets held for sale	—	206
Other current assets	7,263	12,023
Total current assets	131,478	107,062

PROPERTY AND EQUIPMENT AT COST
Oil and natural gas properties, successful efforts method:
Unproved properties	547,963	459,549
Proved oil and gas properties, net	716,292	647,881
Other property and equipment, net	6,949	6,942
Total property and equipment, net	1,271,204	1,114,372

OTHER NONCURRENT ASSETS
Other assets	3,117	2,093
TOTAL ASSETS	$1,405,799	$1,223,527

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$111,230	$76,174
Accrued capital expenditures	13,689	10,658
Accrued liabilities	49,326	41,662
Accrued interest payable	21,891	21,100
Total current liabilities	196,136	149,594

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	496,397	495,021
Credit facility	60,000	—
Asset retirement obligations	6,554	6,029
Other liabilities	3,348	529
Total liabilities	762,435	651,173
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 302,325,028 and 262,740,355 shares issued and outstanding, respectively	3,040	2,637
Additional paid in capital	2,061,365	1,967,958
Treasury stock, shares at cost; 1,661,915 and 992,315 shares, respectively	(3,236)	(2,096)
Accumulated deficit	(1,417,805)	(1,396,145)
Total stockholders' equity	643,364	572,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,405,799	$1,223,527

ECLIPSE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES
Natural gas, oil and natural gas liquids sales	$103,257	$86,194	$213,441	$185,625
Brokered natural gas and marketing revenue	365	(3)	373	2,428
Total revenues	103,622	86,191	213,814	188,053

OPERATING EXPENSES
Lease operating	7,324	4,568	16,714	6,911
Transportation, gathering and compression	31,371	28,969	59,060	61,846
Production and ad valorem taxes	2,178	2,033	4,623	3,964
Brokered natural gas and marketing expense	430	6	477	2,466
Depreciation, depletion and amortization	32,760	25,152	63,916	51,341
Exploration	9,620	8,997	24,898	20,577
General and administrative	10,697	10,730	20,454	20,862
Accretion of asset retirement obligations	162	128	317	252
(Gain) loss on sale of assets	(1,553)	6	(1,820)	1
Total operating expenses	92,989	80,589	188,639	168,220
OPERATING INCOME (LOSS)	10,633	5,602	25,175	19,833
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	(16,577)	18,177	(20,792)	43,274
Interest expense, net	(13,092)	(12,285)	(26,043)	(24,747)
Other income (expense)	—	—	—	(19)
Total other income (expense), net	(29,669)	5,892	(46,835)	18,508
INCOME (LOSS) BEFORE INCOME TAXES	(19,036)	11,494	(21,660)	38,341
INCOME TAX BENEFIT (EXPENSE)	—	—	—	—
NET INCOME (LOSS)	$(19,036)	$11,494	$(21,660)	$38,341

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.06)	$0.04	$(0.07)	$0.15
Diluted	$(0.06)	$0.04	$(0.07)	$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	301,936	262,423	297,717	261,768
Diluted	301,936	264,420	297,717	264,321

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
$ thousands	2018	2017	2018	2017
Total revenues	$103,622	$86,191	$213,814	$188,053
Net cash receipts (payments) on derivative instruments	(2,488)	(2,644)	(2,347)	(6,633)
Brokered natural gas and marketing revenue	(365)	3	(373)	(2,428)
Adjusted revenue	$100,769	$83,550	$211,094	$178,992

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss).

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2018	2017	2018	2017
Income (loss) before income taxes, as reported	$(19,036)	$11,494	$(21,660)	$38,341
(Gain) loss on derivative instruments	16,577	(18,177)	20,792	(43,274)
Net cash receipts (payments) on derivative instruments	(2,488)	(2,644)	(2,347)	(6,633)
Dry hole and other	2	79	96	942
Stock-based compensation	1,979	2,348	3,960	4,429
Impairment of unproved properties	6,971	4,125	13,667	8,250
Other (income) expense	—	—	—	19
(Gain) loss on sale of assets	(1,553)	6	(1,820)	1
Loss before income taxes, as adjusted	2,452	(2,769)	12,688	2,075
Adjusted net income (loss)	$2,452	$(2,769)	$12,688	$2,075

Net income (loss) per Common Share
Basic	$(0.06)	$0.04	$(0.07)	$0.15
Diluted	$(0.06)	$0.04	$(0.07)	$0.15

Adjusted net income (loss) per Common Share
Basic	$0.01	$(0.01)	$0.04	$0.01
Diluted	$0.01	$(0.01)	$0.04	$0.01

Weighted Average Common Shares Outstanding
Basic	301,936	262,423	297,717	261,768
Diluted	301,936	264,420	297,717	264,321

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense; income taxes; impairments; depreciation, depletion and amortization (“DD&A”); gain (loss) on derivative instruments, net cash receipts (payments on settled derivative instruments, and premiums (paid) received on options that settled during the period); non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2018	2017	2018	2017
Net income (loss)	$(19,036)	$11,494	$(21,660)	$38,341
Depreciation, depletion and amortization	32,760	25,152	63,916	51,341
Exploration expense	9,620	8,997	24,898	20,577
Stock-based compensation	1,979	2,348	3,960	4,429
Accretion of asset retirement obligations	162	128	317	252
(Gain) loss on sale of assets	(1,553)	6	(1,820)	1
(Gain) loss on derivative instruments	16,577	(18,177)	20,792	(43,274)
Net cash receipts (payments) on settled derivatives	(2,488)	(2,644)	(2,347)	(6,633)
Interest expense, net	13,092	12,285	26,043	24,747
Other (income) expense	—	—	—	19
Adjusted EBITDAX	$51,113	$39,589	$114,099	$89,800

Cash General and Administrative Expenses

Cash General and Administrative Expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

			Guidance
$ thousands	For the Three Months Ended June 30, 2018	For the Three Months Ended June 30, 2017	For the Year Ending December 31, 2018
General and administrative expenses, estimated to be reported	$10,697	$10,730	$43,500-$47,500
Stock-based compensation expense	(1,979)	(2,348)	(8,500 - 10,500)
Cash general and administrative expenses	$8,718	$8,382	$35,000-$37,000

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2018 (the “2017 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include, but are not limited to, statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized prices for natural gas, NGLs and oil and the volatility of those prices; write-downs of its natural gas and oil asset values due to declines in commodity prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions and joint ventures; the expiration of primary terms of oil and gas leases before production can be established and as costs to extend such terms; the costs, terms and availability of gathering, processing, fractionation and other midstream services; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein..

Eclipse Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the significant decline of the price of natural gas, NGLs, and oil from historical highs, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, risks associated with the Company’s level of indebtedness, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2017 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Eclipse Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@eclipseresources.com